The Separate Accounts of Hartford Life Insurance Company (“HLIC”) is the listed Registrant.  The Registrant does not control nor own any legal entities.  The Depositor, HLIC, is a wholly-owned subsidiary of the Hartford Financial Services Group, Inc.,(“HFSG”) a publicly held company registered with the U.S. Securities and Exchange Commission.  Entities that are under common control with the Depositor are listed below, along with entities that are owned or controlled by the Depositor. HSFG serves as the ultimate parent of the entities listed below.

The Hartford Financial Services Group, Inc. (Delaware) (1)

MPC Resolution Company LLC (Delaware)

Heritage Holdings, Inc. (Connecticut) (1)

Heritage Reinsurance Company, Ltd. (Bermuda)

Excess Insurance Company Limited (U.K.)

First State Insurance Company (Connecticut)

New England Insurance Company (Connecticut)

New England Reinsurance Corporation (Connecticut)

Hartford Fire Insurance Company (Connecticut)

Cervus Claim Solutions, LLC (Delaware)

Hartford Insurance Company of Illinois (Illinois)

Hartford Underwriters General Agency, Inc. (Texas)

Hartford of Texas General Agency, Inc. (Texas)

Twin City Fire Insurance Company (Indiana)

Hartford Integrated Technologies, Inc. (Connecticut)

Access Coveragecorp, Inc. (North Carolina)

Access Coveragecorp Technologies, Inc. (North Carolina)

1st Agchoice, Inc. (South Dakota)

Business Management Group, Inc. (Connecticut)

Nutmeg Insurance Agency, Inc. (Connecticut)

*Hartford Lloyds Corporation (Texas)

HRA Brokerage Services, Inc. (Connecticut)

Hartford Accident and Indemnity Company (Connecticut)

Hartford Casualty Insurance Company (Indiana)

Hartford Underwriters Insurance Company (Connecticut)

Hartford Fire General Agency, Inc. (Texas)

Hartford Casualty General Agency, Inc. (Texas)

**Hartford Lloyd’s Insurance Company (Texas)

Northern Homelands Company (Minnesota)

Maxum Indemnity Company (Connecticut)

Maxum Casualty Insurance Company (Connecticut)

Maxum Specialty Services Corporation (Georgia)

Trumbull Insurance Company (Connecticut)

Hartford Specialty Insurance Services of Texas, LLC (Texas)

Horizon Management Group, L.L.C. (Delaware)

Downlands Liability Management Ltd. (U.K.)

Property & Casualty Insurance Company of Hartford (Indiana)

Sentinel Insurance Company, Ltd. (Connecticut)

Pacific Insurance Company, Limited (Connecticut)

Hartford Insurance Company of the Southeast (Connecticut)

Hartford Insurance Company of the Midwest (Indiana)

Hartford Strategic Investments, LLC (Delaware)

FTC Resolution Company, LLC (Delaware) (1)

Hartford Investment Management Company (Delaware) (2)

New Ocean Insurance Co., Ltd. (Bermuda)

Hartford Holdings, Inc. (Delaware) (1), (4)

Hartford Life, Inc. (Delaware) (1) (6)

Hartford Funds Management Group, Inc. (Delaware) (1)

Hartford Administrative Services Company (Minnesota)

*Hartford Lloyd’s Corporation is the Attorney-In-Fact for Hartford Lloyd’s Insurance Company.

**Hartford Lloyd’s Insurance Company is an association of underwriters authorized to offer commercial and personal lines insurance products in Texas only. Hartford Lloyd’s Insurance Company acts by and through its Attorney-In-Fact as a Lloyd’s plan insurer.

Hartford Funds Management Company, LLC (Delaware) (2)

Lattice Strategies LLC (Delaware)

HL Investment Advisors, LLC (Connecticut)

Hartford Funds Distributors, LLC (Delaware) (3)

Hartford Life and Accident Insurance Company (Connecticut)

Hartford Group Benefits Holding Company (Delaware) (1)

Hartford Life, Ltd. (Bermuda)

Fountain Investors III, LLC (Delaware) (5)

Fountain Investors IV, LLC (Delaware) (5)

FP R, LLC (Delaware) (5)

Hartford Life Insurance Company (Connecticut) (6)

Hartford Life International Holding Company (Connecticut) (1), (6)

American Maturity Life Insurance Company (Connecticut) (6)

Hartford International Life Reassurance Corporation (Connecticut) (6)

Hartford Life and Annuity Insurance Company (Connecticut) (6)

Hartford Financial Services, LLC (Delaware) (1), (6)

HIMCO Distribution Services Company (Connecticut) (3)

Hartford Securities Distribution Company, Inc. (Connecticut) (3), (6)

Hartford-Comprehensive Employee Benefit Service Company (Connecticut) (6)

The Hartford International Asset Management Company Limited (Ireland)

Fountain Investors I, LLC (Delaware) (5)

Fountain Investors II, LLC (Delaware) (5)

Lanidex Class B, LLC (Delaware) (5)

Lanidex R, LLC (Delaware) (5)

Nutmeg Insurance Company (Connecticut)

Trumbull Flood Management, LLC (Connecticut)

Hartford Residual Market, L.L.C. (Connecticut)

Hart Re Group, L.L.C. (Connecticut) (1)

HLA, LLC (Connecticut)

Hartford Financial Products International Limited (U.K.)

Hartford Management, Ltd. (Bermuda) (1)

Hartford Insurance, Ltd. (Bermuda)

**Ownership is 100% unless otherwise noted.

Endnotes:

(1)                                 Holding Company

(2)                                 Investment Advisor (will be reorganized out of the structure prior to close of transaction). (See Footnote 6).

(3)                                 Broker/Dealer

(4)                                 Hartford Fire Insurance Company owns 100% of the issued and outstanding Preferred Stock of Hartford Holdings, Inc. The Hartford Financial Services Group, Inc. is the owner of 100% of the issued and outstanding common shares of Hartford Holdings, Inc.

(5)                                 Special Purpose Entity

(6)                                 The subsidiary listed herein is subject to sale under the Stock and Asset Purchase agreement (the “Purchase Agreement”) entered into on December 3, 2017, by Hartford Holdings, Inc., a Delaware corporation (“Seller”) and a direct wholly owned subsidiary of The Hartford Financial Services Group, Inc. (the “Company”), with Hopmeadow Acquisition, Inc. (“Buyer”), Hopmeadow Holdings, LP (“Buyer Parent”) and Hopmeadow Holdings GP LLC (“Buyer Parent GP”). Under the Purchase Agreement, Hartford Life, Inc. (“HLI”) agreed to sell all of its issued and outstanding equity, which, together with HLI’s run-off life and annuity insurance subsidiaries, will comprise the Talcott Resolution business (“Talcott Resolution”) at closing. Buyer, Buyer Parent and Buyer Parent GP are funded by a group of investors (the “Investor Group”) led by Cornell Capital LLC, Atlas Merchant Capital LLC, TRB Advisors LP, Global Atlantic Financial Group, Pine Brook and J. Safra Group.

Under the terms of the Purchase Agreement and subject to regulatory approval, the Investor Group will form a new company that will purchase HLI and certain subsidiaries and The Company will receive a 9.7 percent ownership interest in the new company. For more information on the transaction, please refer to The Company’s Form 8-K, filed on December 4, 2017, at https://www.sec.gov/Archives/edgar/data/874766/000087476617000063/0000874766-17-000063-index.htm. (See Footnote 2).